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                                                                        Ex 23.3


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information of PreservationPlus Income and to the incorporation by reference in this Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A) (No. 33-07404) of BT Investment Funds of our report dated November 8, 1999, included in the 1999 Annual Report to shareholders of BT PreservationPlus Income Fund.



Philadelphia, Pennsylvania
January 26, 2000